As filed with the Securities and Exchange Commission on February 12, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Allarity Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-2147982
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

123 E Tarpon Ave

Tarpon Springs, FL 34689

Telephone: (401) 426-4664

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas H. Jensen

Chief Executive Officer
c/o Allarity Therapeutics, Inc.
123 E Tarpon Ave
Tarpon Springs, FL 34689
(401) 426-4664

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William N. Haddad, Esq.

Arif Soto, Esq.
Venable LLP
151 W. 42nd Street, 49th Floor

New York, NY 10036
(213) 307-5500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2026

PROSPECTUS

255,103 Shares of Common Stock

Offered by the Selling Stockholder

This prospectus relates to the resale, from time to time, by the selling stockholder identified herein, of up to 255,103 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Allarity Therapeutics, Inc. (the “Company”) (the “Shares”).

The Common Shares were issued to the selling stockholder in a private placement completed on December 23, 2025.

The selling stockholder may, from time to time, sell, transfer or otherwise dispose of all or a portion of the securities described in this prospectus through public or private transactions, at prevailing market prices or at negotiated prices, and by various methods. See “Plan of Distribution” beginning on page 10 of this prospectus for more information.

We are not offering any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of the shares by the selling stockholder.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “ALLR.” On February 11, 2026, the last reported sale price of our Common Stock on Nasdaq was $0.90 per share.

This prospectus provides a general description of the securities being offered. You should carefully read this prospectus, together with the accompanying registration statement and the documents incorporated by reference, before making any investment decision.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 5 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is              , 2026

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, from time to time we or our representatives have made or will make forward-looking statements in various other filings that we make with the SEC or in other documents, including press releases or other similar announcements. Forward-looking statements concern our current plans, intentions, beliefs, expectations and statements of future economic performance. Statements containing terms such as “will,” “may,” “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to be forward-looking statements.

Forward-looking statements are based on our assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those reflected in or implied by these forward-looking statements. Factors that might cause actual results to differ include, among others, those set forth under “Risk Factors” in this prospectus and those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and in our future periodic reports filed with the SEC, all of which are incorporated by reference herein. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus or the documents we have filed with the SEC that are incorporated by reference herein and therein, which reflect management’s views and opinions only as of their respective dates. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except to the extent required by applicable securities laws. You are advised, however, to consult any additional disclosures we have made or will make in the filings we make with the SEC, including reports on Forms 10-K, 10-Q and 8-K. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus or any related issuer free writing prospectus.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the selling stockholder may sell shares of our Common Stock from time to time and in one or more offerings as described in this prospectus and may provide a prospectus supplement to this prospectus that contains specific information about the shares of our Common Stock being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any shares of our Common Stock, you should carefully read both this prospectus and any applicable prospectus supplement and free writing prospectuses, together with the additional information described under the heading “Where You Can Find Additional Information.”

Neither we, the selling stockholder nor any underwriter has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we, the selling stockholder nor any underwriter takes responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. Neither we nor the selling stockholder will make an offer to sell the shares of our Common Stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless indicated otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus includes summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find Additional Information.”

The terms “Allarity,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to Allarity Therapeutics, Inc., a Delaware corporation, and its subsidiaries unless we state otherwise or the context indicates otherwise.

iii

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. You should carefully read the entire prospectus, any applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.

Overview

We are a clinical-stage, precision medicine pharmaceutical company focused on developing novel anti-cancer therapeutics for patients with high unmet medical need. We were founded on the innovation of our novel Drug Response Predictor (DRP®) platform. The DRP® technology is designed to define the gene expression signatures in cancer cells that predict the cancer cell’s sensitivity to a specific cancer therapeutic. Once defined, the DRP® gene expression signature can then be assessed in cancer tissue biopsies from patients to identify those cancers that share this signature of drug sensitivity, and by extension, to identify those patients who may then be most likely to receive benefit from that specific anti-cancer therapeutic. We have developed and published DRP® signatures for dozens of anti-cancer therapeutics. Ideally, by using DRP to identify the patients most likely to benefit clinically from a given therapeutic, clinical development of that therapeutic can be focused on a smaller, more responsive patient population, which would allow for smaller, cheaper and quicker trials while also enhancing the probability of clinical and regulatory success for that therapeutic. Historically, we have generated DRP signatures for numerous anti-cancer therapeutics and had in-licensed numerous assets for DRP-guided development, including Liposomal CisPlatin (LiPlaCis), Irofulven and dovitinib as well as the novel PARP/tankyrase inhibitor, stenoparib.

We are now singularly focused on the development of stenoparib and the parallel development of the stenoparib DRP® as a companion diagnostic. All other assets including dovitinib, Irofulven and LiPlaCis, were terminated and are no longer part of our portfolio. Stenoparib was in-licensed with exclusive world-wide rights from the Japanese Pharmaceutical company, Eisai Pharmaceuticals. Stenoparib is a novel, dual inhibitor of poly-ADP-ribose polymerase (PARP1/2) as well as tankyrases, enzymes critically important in the WNT cancer cell survival pathway. Stenoparib is currently being explored in a phase 2 clinical trial in patients with advanced, recurrent ovarian cancer who have been pre-selected for enrollment using the stenoparib-DRP®. Emerging clinical data from this ongoing trial in heavily pre-treated, advanced ovarian cancer patients show promising clinical benefit including a patient with a complete, confirmed response (i.e., absence of active disease by RECISTv1.1 criteria) as well as a patient with primary platinum refractory disease who stayed on therapy more than 10 months and two additional patients with ongoing stable disease still on therapy more than 19 months. These compelling data in heavily pre-treated ovarian cancer patients have now prompted us to design a new clinical protocol, guided by key gynecologic oncology experts, to deepen and enrich the understanding of the clinical benefit from stenoparib treatment while also advancing the stenoparib-DRP® as a companion diagnostic used to select patients for stenoparib treatment.

Recent Developments

PIPE Financing

On September 22, 2025, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the selling stockholder named in this prospectus pursuant to which the Company agreed to sell, in a private placement (the “Private Placement”), 760,916 shares of our common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $1.60 per share, and 801,584 pre-funded warrants (the “Pre-Funded Warrants”) at a purchase price of $1.5999 per Pre-Funded Warrant. Each Pre-Funded Warrant is immediately exercisable to purchase one share of Common Stock for $0.0001 per share. The closing of the Private Placement occurred on September 23, 2025, resulting in gross proceeds to the Company of approximately $2.5 million, before deducting fees and expenses. We intend to use the funds from the Offering for our working capital needs and other general corporate purposes.

Under the Purchase Agreement, the selling stockholder has the right, for a period of ninety (90) calendar days following the initial closing, to purchase additional shares of Common Stock and/or Pre-Funded Warrants for aggregate gross proceeds of up to $7.5 million (the “Additional Closing”), with the purchase price per share to be equal to the then-current “Minimum Price,” as defined in Nasdaq Stock Market Rule 5635(d), and the purchase price per Pre-Funded Warrant equal to such Minimum Price less the $0.0001 exercise price.

The Additional Closing of the Private Placement occurred on December 23, 2025, subject to customary closing conditions. At the Additional Closing, the Company issued and sold 255,103 shares (the “Additional Shares”) of the Company’s Common Stock, for $0.98 per Share, representing the Minimum Price under Nasdaq Rule 5635(d), for gross proceeds to the Company of approximately $250,000, before deducting fees and expenses. We intend to use the net proceeds from the sale of the Additional Shares for general corporate purposes and working capital.

ELOC Purchase Agreement

On January 28, 2026, we entered into a Common Stock Purchase Agreement (the “ELOC Purchase Agreement”) with Tumim Stone Capital LLC (the “Investor”).

Under the ELOC Purchase Agreement, we may, at our option, sell shares of our common stock to the Investor from time to time. The maximum amount we may sell is the lesser of (i) $6.0 million of newly issued shares of our common stock and (ii) the applicable exchange cap set forth in the ELOC Purchase Agreement. We are not required to sell any shares under the agreement.

Corporate Information

We were founded in Denmark in 2004 by our chief scientific officer, Steen Knudsen, Ph.D., and our Chief Executive Officer, Thomas H. Jensen, both of whom were formerly academic researchers at the Technical University of Denmark working to advance novel bioinformatic and diagnostic approaches to improving cancer patient response to therapeutics.

We were incorporated in Delaware in 2021. On May 20, 2021, we entered a Plan of Reorganization and Asset Purchase Agreement (the “Recapitalization Share Exchange”), between us, Allarity Acquisition Subsidiary, our wholly owned Delaware subsidiary (“Acquisition Sub”), and Allarity Therapeutics A/S, an Aktieselskab organized under the laws of Denmark. Pursuant to the terms of the Recapitalization Share Exchange, our Acquisition Sub acquired substantially all of the assets and liabilities of Allarity Therapeutics A/S in exchange for shares of our common stock on December 20, 2021, and our common stock began trading on the Nasdaq Global Market on that same day.

Our principal executive offices are located at 123 E Tarpon Ave, Tarpon Springs, FL 34689. Our telephone number is (401) 426-4664, and our email address is info@allarity.com. Our corporate website address is www.allarity.com.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements;

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved; and

●	an extended transition period for complying with new or revised accounting standards.

We may take advantage of these provisions until we no longer qualify as an emerging growth company. We will cease to qualify as an emerging growth company on the date that is the earliest of: (i) December 31, 2026, (ii) the last day of the fiscal year in which we have more than $1.235 billion in total annual gross revenues, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, or (iv) the date on which we have issued more than $1.0 billion of non-convertible debt over the prior three-year period. We may choose to take advantage of some but not all of these reduced reporting burdens. We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies, which may make comparison of our financials to those of other public companies more difficult. As a result of these elections, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. In addition, it is possible that some investors will find our common stock less attractive as a result of these elections, which may result in a less active trading market for our common stock and higher volatility in our share price.

We are also a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

THE OFFERING

Shares of Common Stock offered	Up to 255,103 shares of Common Stock.

Shares of Common Stock offered by us	None.

Common Stock outstanding before this offering	16,080,980 shares of Common Stock.

Common Stock to be outstanding after this offering(1)	16,080,980 shares of Common Stock.

Use of proceeds	We will not receive any proceeds from the sale of Shares by the selling stockholder.

Plan of distribution	The selling stockholder may sell or otherwise dispose of the Shares from time to time in transactions on Nasdaq, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See “Plan of Distribution” for additional information.

Nasdaq Capital Market symbol	“ALLR.”

Risk factors	Investing in our Common Stock involves significant risks. See “Risk Factors” and other information included or incorporated by reference in this prospectus.

(1)	Excludes (i) the issuance and sale of up to $6.0 million of newly issued shares of our common stock that we may sell to Tumim Stone Capital, LLC and (ii) shares of Common Stock issuable upon the exercise of outstanding stock options, warrants or other derivative securities.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in this prospectus and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, each of which are incorporated by reference in this prospectus, and all of the other information in this prospectus, including our financial statements and related notes incorporated by reference herein. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For additional information, see “Where You Can Find Additional Information.” Please also read carefully the above section “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

Sales of substantial amounts of our Common Stock, including by the selling stockholder, could cause our stock price to decline.

The market price of our Common Stock could be adversely affected by sales of substantial amounts of our Common Stock in the public market, or the perception that such sales may occur. This includes sales by the selling stockholder pursuant to this prospectus. In addition, future issuances of our Common Stock by us, whether in connection with capital raising transactions, acquisitions, or otherwise, could dilute existing stockholders and further depress the market price of our Common Stock.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our shares of Common Stock that could result in further dilution to our current stockholders or result in downward pressure on the price of our Common Stock. We may sell our shares of Common Stock or other securities in any offering at prices that are higher or lower than the prices paid by the selling stockholder, and the investors purchasing shares or other securities in the future could have rights superior to existing stockholders. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our shares of Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares in this offering. The selling stockholder will receive all of the proceeds from the sale of the Shares hereunder.

We will bear the out-of-pocket costs, expenses and fees, including legal fees, incurred in connection with the registration of the Shares to be sold by the selling stockholder pursuant to this prospectus. Other than registration expenses, the selling stockholder will bear its own broker or similar commissions payable with respect to sales of the Shares.

MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ALLR.”

We have not declared or paid any dividends on our Common Stock to date. We currently intend to retain all available funds and future earnings, if any, to support the development and growth of our business, and therefore do not expect to pay any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects, and other factors our board of directors may deem relevant.

DESCRIPTION OF SECURITIES

The descriptions of the Securities contained in this prospectus, together with any applicable prospectus supplements, summarize the material terms and provisions of the Securities being offered pursuant to this prospectus.

Common Stock

The following description of our Common Stock is a summary. This summary is qualified in its entirety by reference to the Delaware General Corporation Law (“DGCL”) and to the complete text of our Certificate of Incorporation, as amended to date, and Amended and Restated Bylaws, as amended to date.

Our authorized capital stock consists of shares made up of:

●	250,000,000 shares of Common Stock, par value $0.0001 per share; and

●	500,000 shares of undesignated preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our Board of Directors.

Holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election or removal of directors, except for any directors who are elected exclusively by the holders of a class of our preferred stock that entitles that class of stock to elect one or more directors. The holders of our common stock do not have cumulative voting rights in the election of directors.

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock (and the holders of any preferred stock that may then be outstanding, to the extent required by our Certificate of Incorporation, including any certificate of designation with respect to any series of preferred stock) will be entitled to receive pro rata our remaining assets available for distribution, unless holders of a majority of the outstanding shares of common stock approve a different treatment of the shares. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. Our common stock will not be subject to further calls or assessment by us. There will be no redemption or sinking fund provisions applicable to our common stock. All shares of our common stock that will be outstanding at the effective time will be fully paid and non-assessable. The rights, powers, preferences and privileges of holders of our common stock will be subject to those of the holders of our Series A Preferred Stock and any other shares of preferred stock we may authorize and issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 150 Royall Street, Canton, MA 02021.

SELLING STOCKHOLDER

We are registering the resale of the Shares to satisfy our contractual obligations under a registration rights agreement with the selling stockholder.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to our Common Stock. A person is deemed to “beneficially own” shares if such person has or shares voting or disposition rights, or the right to acquire such rights within 60 days.

The table below sets forth information regarding the selling stockholder and its beneficial ownership of our Common Stock. The information in the table has been furnished by the selling stockholder or derived from its public filings with the SEC. The second column lists the number of shares of Common Stock beneficially owned by the selling stockholder as of February 11, 2026. The actual number of shares beneficially owned, as determined in accordance with SEC rules, may be less than the amount shown. The third, fourth and fifth columns assume the sale of all of the Shares offered by the selling stockholder pursuant to this prospectus. The percentage of shares beneficially owned after the offering in the fourth column is based on 16,080,980 shares of Common Stock outstanding as of February 11, 2026.

The selling stockholder may sell all, some or none of the Shares offered by this prospectus. See “Plan of Distribution.”

The selling stockholder has represented to us that it is not an affiliate of the Company and has not held any position, office, or other material relationship with us within the past three years.

Selling Stockholder	Shares Beneficially Owned Before Offering		Number of Shares Being Offered	Shares Beneficially Owned After Offering(1)		Percentage of Outstanding Common Stock After Offering
3i, LP(2)	1,407,865	(3)	255,103	801,584	(4)	4.98%

(1)	Assumes the sale of all shares of Common Stock offered pursuant to this prospectus.

(2)	3i Management LLC is the general partner of 3i, LP, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i, LP and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management LLC. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013. We have been advised that none of Mr. Tarlow, 3i Management LLC, or 3i, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer.

(3)	Includes: (i) 606,281 shares of Common Stock and (ii) 801,584 shares of Common Stock underlying pre-funded warrants.
(4)	Includes 801,584 shares of Common Stock underlying pre-funded warrants.

PLAN OF DISTRIBUTION

The selling stockholder, or its pledgees, assignees, transferees, distributees, beneficiaries, or other successors-in-interest, may, from time to time, sell, transfer, or otherwise dispose of any or all of the Shares covered by this prospectus on the Nasdaq Capital Market, on any other securities exchange or quotation service on which our Common Stock may be listed or quoted, in the over-the-counter market, or in private transactions. These sales may be made at prevailing market prices, at fixed prices, at prices related to prevailing market prices, or at privately negotiated prices.

The selling stockholder may use one or more of the following methods when disposing of the Shares:

●	ordinary brokerage transactions, including transactions in which a broker-dealer solicits purchasers;

●	block trades in which a broker-dealer attempts to sell the Shares as agent, but may position and resell a portion as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

●	exchange distributions in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	through agreements with broker-dealers to sell a specified number of Shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods; or

●	any other method permitted under applicable law.

The selling stockholder may also sell Shares under Rule 144 or any other available exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in resales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if acting as agent for the purchaser, from the purchaser) in amounts to be negotiated, but not in excess of customary brokerage commissions in compliance with FINRA Rule 2121. In the case of principal transactions, a markup or markdown may be charged in compliance with FINRA Rule 2121.

In connection with sales of the Shares, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. Those broker-dealers or financial institutions may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The selling stockholder may also sell Shares short and deliver the Shares to close out such short positions, or loan or pledge Shares to broker-dealers that may in turn sell such Shares. In addition, the selling stockholder may enter into options or other derivative transactions with broker-dealers or other financial institutions, which may involve the delivery of Shares offered by this prospectus to such broker-dealer or financial institution, who may then resell or otherwise transfer such Shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents participating in the sale of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Shares. We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act. The selling stockholder will bear all underwriting discounts, selling commissions, and any similar expenses incurred in connection with the sale of the Shares.

We are obligated to maintain the effectiveness of the registration statement of which this prospectus forms a part until all of the Shares and Pre-Funded Warrant Shares registered hereunder (i) have been sold pursuant to this prospectus or Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144.

The resale of the Shares will be made only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale of the Shares may not be made unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification is available and complied with.

Under applicable rules and regulations of the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market-making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to Regulation M, which may limit the timing of purchases and sales of the Shares by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed the selling stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Venable LLP, New York, New York.

EXPERTS

The consolidated financial statements of Allarity Therapeutics, Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, are incorporated in this Registration Statement on Form S-3 by reference from Allarity Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed under the Exchange Act:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 14, 2025, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 15, 2025, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 9, 2025;

●

our Current Reports on Form 8-K filed with the SEC on January 30, 2025, February 7, 2025, February 25, 2025, February 27, 2025, March 4, 2025, March 7, 2025, March 14, 2025, March 18, 2025, March 25, 2025, April 16, 2025, April 28, 2025, May 13, 2025, June 5, 2025, June 11, 2025, June 17, 2025, June 30, 2025, July 1, 2025, July 7, 2025, July 16, 2025, August 27, 2025, September 22, 2025, September 22, 2025, September 24, 2025, December 8, 2025,  December 23, 2025, January 29, 2026, and February 4, 2026.

●	Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2025; and

●	The description of our common stock contained Exhibit 4(vi) to our Annual Report on Form 10-K filed with the SEC on March 13, 2023, including any amendments thereto or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. All such documents are deemed to be part of this prospectus from the date of the filing of such reports and documents.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. No additional information is deemed to be part of or incorporated by reference into this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by writing or calling us at the following address and telephone number:

Allarity Therapeutics, Inc.

123 E Tarpon Ave

Tarpon Springs, FL 34689

Telephone: (401) 426-4664

Attn.: Chief Financial Officer

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement, or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at website of the SEC referred to above.

We also maintain a website at www.allarity.com. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is only as an inactive textual reference.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the Company address provided above in section titled “Incorporation of Certain Information By Reference.”

255,103 Shares of Common Stock

Offered by the Selling Stockholder

PROSPECTUS

          , 2026

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Allarity Therapeutics, Inc. (other than commissions and discounts and similar selling expenses). All amounts shown are estimates except the SEC registration fee:

Amount
SEC Registration Fee	$30
Accounting Fees and Expenses	20,000
Legal Fees and Expenses	10,000
Miscellaneous Fees and Expenses	500
Total Expense	$30,530

Item 15. Indemnification of Directors and Officers.

Section 145 of Title 8 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation, within certain limitations, to indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement and reasonably incurred by such person in connection with any suit or proceeding to which such person is a party by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, as long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal proceedings, such person must have had no reasonable cause to believe that his or her conduct was unlawful.

In the case of a proceeding by or in the right of the corporation to procure a judgment in its favor (e.g., a stockholder derivative suit), a corporation may indemnify an officer, director, employee, or agent if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no person adjudged to be liable to the corporation may be indemnified unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. A director, officer, employee, or agent who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL’s indemnification provisions must be indemnified by the corporation for reasonable expenses incurred therein, including attorneys’ fees.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, our amended and restated certificate of incorporation allows for indemnification of our directors, officers, employees, and other agents to the maximum extent permitted by the DGCL. Our amended and restated bylaws also provide for the indemnification of our directors and executive officers to the maximum extent permitted by the DGCL.

We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee, or agent of Allarity, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of Allarity.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Exchange Act, that might be incurred by any director or officer in his or her capacity as such.

The foregoing summaries are subject to the complete text of the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws and are qualified in their entirety by reference thereto.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits listed below are filed as part of this registration statement:

		Incorporation by Reference
Exhibit Number	Description	Form or Schedule	File Number	Exhibit	Filing Date	Filed Herewith
3.1	Certificate of Incorporation	S-4	333-258968	3.1	August 20, 2021
3.2	Certificate of Amendment to the Certificate of Incorporation of Allarity Therapeutics, Inc.	S-4/A	333-259484	3.3	September 29, 2021
3.3	Second Certificate of Amendment to Certificate of Incorporation of Allarity Therapeutics, Inc.	8-K	001-41160	3.1	March 20, 2023
3.4	Third Certificate of Amendment to Certificate of Incorporation of Allarity Therapeutics, Inc.	8-K	001-41160	3.1	March 24, 2023
3.5	Fourth Certificate of Amendment to Certificate of Incorporation of Allarity Therapeutics, Inc.	8-K	001-41160	3.1	June 28, 2023
3.6	Fifth Certificate of Amendment to Certificate of Incorporation of Allarity Therapeutics, Inc.	8-K	001-41160	3.1	April 4, 2024
3.7	Sixth Certificate of Amendment to Certificate of Incorporation of Allarity Therapeutics, Inc.	8-K	001-41160	3.1	September 9, 2024
3.8	Seventh Certificate of Amendment to Certificate of Incorporation of Allarity Therapeutics, Inc.	8-K	001-41160	3.2	September 9, 2024
3.9	Certificate of Correction to the Seventh Certificate of Amendment to the Certificate of Incorporation of Allarity Therapeutics, Inc.	8-K/A	001-41160	3.3	September 10, 2024
3.10	Amended and Restated Bylaws of Allarity Therapeutics, Inc.	S-4/A	333-259484	3.4	October 18, 2021

3.11	Amendment No. 1 to Amended and Restated Bylaws of Allarity Therapeutics, Inc.	8-K	001-41160	3.1	July 11, 2022
3.12	Specimen Common Stock Certificate of the Registrant	S-4/A	333-259484	4.1	September 29, 2021
5.1	Opinion of Venable LLP					X
10.1	Securities Purchase Agreement, dated September 22, 2025, by and between Allarity Therapeutics, Inc. and the Purchaser (as defined therein)		8-K	10.1	September 22, 2025
10.2	Registration Rights Agreement, dated September 22, 2025, by and between Allarity Therapeutics, Inc. and the Purchaser (as defined therein)		8-K	10.2	September 22, 2025
10.3	Employment Agreement, dated as of December 3, 2025, by and between Allarity Therapeutics, Inc. and Jeffrey S. Ervin		8-K	10.1	December 8, 2025
10.4	Common Stock Purchase Agreement, dated as of January 28, 2026, by and between the Company and Tumim Stone Capital, LLC		8-K	10.1	January 29, 2026
23.1	Consent of Wolf & Company, P.C., independent registered public accounting firm					X
23.2	Consent of Venable LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (reference is made to the signature page hereto)					X
107	Filing Fee Table					X

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarpon Springs, State of Florida, on February 12, 2026.

ALLARITY THERAPEUTICS, INC.

By:	/s/ Thomas H. Jensen
Name:	Thomas H. Jensen
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas H. Jensen and Jeffrey S. Ervin and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas H. Jensen	Chief Executive Officer and Director	February 12, 2026
Thomas H. Jensen	(Principal Executive Officer)

/s/ Jeffrey S. Ervin	Chief Financial Officer	February 12, 2026
Jeffrey S. Ervin	(Principal Financial and Accounting Officer)

/s/ Gerald W. McLaughlin	Chairman of the Board	February 12, 2026
Gerald W. McLaughlin

/s/ Laura E. Benjamin	Director	February 12, 2026
Laura E. Benjamin

/s/ Jesper Høiland	Director	February 12, 2026
Jesper Høiland